EXHIBIT 10.5

Conexus Cattle Corp.

242 West Main Street

Hendersonville, TN 37075

May __, 2015

Adirondack Partners, LLC

82 Mountain Road

Wilbraham, MA 01095

Re:	Termination of Consulting Agreement

Dear Mr. Gothner,

This letter shall serve as notice to Adirondack Partners, LLC (“Adirondack”) that Conexus Cattle Corp. (the “Company” and together with Adirondack, the “Parties”) wish to terminate that certain Consulting Agreement, dated April 7, 2014 between the Parties (the “Agreement”), effective immediately.

As compensation in full satisfaction for such services to date, the Company shall issue to Adirondack 140 shares of newly issued Series E Preferred Stock of the Company, with a stated value of $140,000.

Please acknowledge acceptance of this offer in full satisfaction of all obligations of the Company to Adirondack pursuant to the Agreement.

Best regards, ____________________________ Conrad Huss, President

ACCEPTED AND ACKNOWLEDGED

AS OF THE DATE OF THIS LETTER:

Adirondack Partners, LLC

By: _________________________________

       Manager